Exhibit 10.12

Real Estate Term Loan: 10053500-gas
Real Estate Line of Credit: 10053600-gas

SIXTH AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS

This Sixth Amendment to Credit Agreement and other Loan Documents ("Amendment") is entered into and is dated and made effective as of July 1, 2014 between ALICO, INC., a Florida corporation; ALICO-AGRI, LTD., a Florida limited partnership; ALICO PLANT WORLD, L.L.C., a Florida limited liability company; ALICO FRUIT COMPANY, LLC (f/k/a Bowen Brothers Fruit, LLC, a Florida limited liability company); ALICO LAND DEVELOPMENT INC., a Florida corporation; and ALICO CITRUS NURSERY, LLC, a Florida limited liability company (individually and collectively, the “Borrower”) and RABO AGRIFINANCE, INC., a Delaware corporation (the “Lender"). The Borrower and the Lender agree as follows:

PRELIMINARY STATEMENT. The Borrower and the Lender have entered into the Credit Agreement dated as of September 8, 2010, as amended by the First Amendment to Credit Agreement dated as of August 1, 2011, the Second Amendment to Credit Agreement dated as of December 21, 2011, the Third Amendment to Credit Agreement dated as of June 11, 2012 and the Fourth Amendment to Credit Agreement dated as of April 1, 2013 and as amended by the Fifth Amendment to Credit agreement dated as of April 28, 2014 (said agreement as amended by any and all modifications or amendments thereto is hereinafter referred to as the “Credit Agreement.” The terms defined in the Credit Agreement are used herein as therein defined).

Borrower and Lender wish to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, Borrower and Lender agree as follows effective as of July 1, 2014:

1. Interest – Term Loan. Section 1.02 Interest of the Credit Agreement is hereby amended in its entirety as follows:

The unpaid principal balance of the Term Loan will bear interest at a rate equal to the one month LIBOR plus 2.250% per annum, Adjusted on the first day of each Term Loan Month (the “Term Loan LIBOR Indexed Rate"). The term “Term Loan Month” means the one month period beginning on the first day of the calendar month immediately following the Closing Date, and each successive one month period.

2. Interest Margin Adjustment – Term Loan. Section 1.03 Interest Margin Adjustment of the Credit Agreement is hereby amended in its entirety as follows:

(a) On July 1, 2016 and every two (2) years thereafter (the “Term Loan Margin Adjustment Date"), Lender may Adjust the Interest Rate Margin applicable to the Term Loan to any percent per annum (not to exceed five percent (5%)) determined by Lender.

(b) Lender shall notify Borrower of the new Interest Rate Margin applicable to the Term Loan not less than 30 days prior to the effective date of the Adjustment. The Adjusted Interest Rate Margin will become effective upon the applicable date of Adjustment; except that Borrower may, at its option, irrevocably elect to Prepay the entire unpaid principal balance of the Term Loan, all accrued interest and all other charges due under the Term Loan, by giving notice to Lender no later than the effective date of the Adjustment (a “Notice of Election to Prepay"). If there is a Notice of Election to Prepay, Borrower shall pay the entire unpaid principal balance of the Term Loan, all accrued interest and all other charges due under this agreement with respect to the Term Loan, without prepayment fee or penalty, within 90 days after the effective date of the Adjustment. If Lender does not receive a Notice of Election to Prepay Borrower will be deemed to have acknowledged and accepted the Adjustment. A Notice of Election to Prepay will not affect the effective date of the Adjustment of the Interest Rate Margin.

3. Commitment Fee. Section 2.05 Commitment Fee of the Credit Agreement is hereby amended in its entirety as follows:

During the Line of Credit Availability Period, Borrower shall pay an annual commitment fee equal to 0.200% of the difference between the annual average unpaid balance and the Line of Credit Committed Amount. The commitment fee shall be paid on February 1 of each year. The commitment fee with respect to any partial year will be prorated according to the ratio of the number of days in that partial year period to the number of days in the entire year.

4. Interest – Line of Credit. Section 2.06 of the Credit agreement is hereby amended in its entirety as follows:

The unpaid principal balance of Loans under the Line of Credit will bear interest at a rate equal to the one month LIBOR plus 1.950% per annum, Adjusted on the first day of each Line of Credit Month (the “Line of Credit LIBOR Indexed Rate"). The term “Line of Credit Month” means the one month period beginning on the first day of the calendar month immediately following the Closing Date, and each successive one month period.

5. Interest Margin Adjustment – Line of Credit. Section 2.07 Interest Margin Adjustment” of the Credit Agreement is hereby amended in its entirety as follows:

(a) Commencing on January 1, 2015 and on each January 1 thereafter (each a “Line of Credit Margin Adjustment Date”), Lender shall Adjust the Interest Rate Margin applicable to the Line of Credit to an Interest Rate Margin determined pursuant to the Pricing Grid attached hereto as Exhibit A (that, and any replacement pricing grid, the “Pricing Grid”) based on Borrower’s Debt Service Coverage Ratio for the immediately preceding fiscal year.

                          (b) On July 1, 2016, and every two (2) years thereafter, Lender may Adjust the Interest Rate Margins set forth in the Pricing Grid applicable to the Line of Credit Loan to any percent per annum determined by Lender. Lender shall notify Borrower of the new Interest Rate Margins (and Pricing Grid) not less than 30 days prior to the applicable date of Adjustment. The Pricing Grid shall become effective upon the applicable date of Adjustment at the Debt Service Coverage Ratio category then in effect; except that Borrower may, at its option, prior to the applicable date of adjustment, notify Lender that Borrower will Prepay the entire unpaid principal balance of the Line of Credit Loan, all accrued interest and other charges due under the Line of Credit Loan, and terminate its ability to draw under the Line of Credit. Upon giving such notice, Borrower shall pay the entire unpaid principal balance of the Line of Credit Loan, without prepayment fee or penalty, within 90 days after the applicable date of

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Sixth Amendment to Credit Agreement

Adjustment. If Lender does not receive such notice, Borrower will be deemed to have acknowledged and accepted the new Pricing Grid. A notice of election to prepay will not affect the effective date of the Adjustment of the Interest Rate Margins.

6. Exhibit A is hereby replaced in its entirety with the Exhibit A attached hereto.

7. While the name of Alico Land Development Inc. is set forth as Alico Land Development, Inc. in documentation from time to time, the correct legal name of Alico Land Development, Inc. is Alico Land Development Inc.

8. Representations and Warranties. Borrower represents and warrants that:

(a) all representations made by Borrower to Lender in the Credit Agreement are true and correct as if first made as of the date of this agreement:

(b) the execution, delivery and performance by Borrower of this agreement and the Credit Agreement, as amended by this agreement, are within Borrower’s powers, have been duly authorized by all necessary company action and do not contravene Borrower’s articles of organization or operating agreement, as applicable, or any law or any contractual restriction binding on or affecting Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Borrower’s properties, other than in favor of Lender;

(c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this agreement or the Credit Agreement, as amended by this agreement;

(d) this agreement and the Credit Agreement, as amended by this agreement, constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms; and

(e) no Event of Default or event which, with the giving of notice or the passage of time would be an Event of Default has occurred, unless waived by the terms and conditions of this agreement.

9. Modification Agreement. This agreement does not release or extinguish the Obligations under the Credit Agreement. All Collateral granted to or for the benefit of Lender for purposes of securing the Obligations also secures the Obligations under the Credit Agreement, as amended by this agreement; and Borrower reaffirms the terms and provisions of all Collateral Documents.

10. WAIVER OF PRIOR CLAIMS. BORROWER WAIVES AND RELEASES ANY AND ALL CLAIMS AGAINST LENDER, ITS PARENT, SUBSIDIARIES, AFFILIATES AND ITS MERGED PREDECESSOR, AG SERVICES OF AMERICA, INC., THE SUBSIDIARY OF SUCH PREDECESSOR, AG ACCEPTANCE CORPORATION, AND THE RESPECTIVE SUCCESSORS, ASSIGNS, PARTICIPANTS, AGENTS AND EMPLOYEES OF EACH AND ALL OF THE FOREGOING, RELATING OR PERTAINING TO OR AS A RESULT OF THE EXISTING LOANS, AND ANY OTHER ACT OR OMISSION WHICH HAS OCCURRED PRIOR TO THE EXECUTION OF THIS AGREEMENT, INCLUDING ALL CLAIMS OF USURY, FRAUD, DECEIT, MISREPRESENTATION, UNCONSCIONABILITY, DURESS, OR LENDER LIABILITY, ANY OTHER CLAIM IN TORT OR IN CONTRACT, OR FOR VIOLATION OF ANY LAW, RULE OR REGULATION.

11. Reference to and Effect on the Credit Agreement.

(a) On and after the date hereof, each reference in the Credit Agreement to “this agreement”, “hereunder” “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

12. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

13. Expenses. The Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, Legal Fees incurred in connection with the preparation of this Amendment and advising the Lender as to its rights, and the cost of any credit verification reports or field examinations of the Borrower’s properties or books and records). The Borrower’s obligations to the Lender under this Section shall survive termination of this Agreement and repayment of the Borrower’s obligations to the Lender under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER

ALICO, INC., a Florida corporation

By:	/s/ Clayton G. Wilson
CLAYTON G. WILSON, President & Chief Executive Officer

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Sixth Amendment to Credit Agreement

ALICO-AGRI, LTD., a Florida limited partnership

By: Alico, Inc., a Florida corporation, its General Partner

By:	/s/ Clayton G. Wilson
CLAYTON G. WILSON, President & Chief Executive Officer

ALICO PLANT WORLD, L.L.C., a Florida limited liability company

By: Alico, Inc., a Florida corporation, its Manager

By:	/s/ Clayton G. Wilson
CLAYTON G. WILSON, President & Chief Executive Officer

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

By: Alico, Inc., a Florida corporation, its Sole Member

By:	/s/ Clayton G. Wilson
CLAYTON G. WILSON, President & Chief Executive Officer

ALICO LAND DEVELOPMENT, INC., a Florida corporation

By:	/s/ Clayton G. Wilson
CLAYTON G. WILSON, President

ALICO CITRUS NURSERY, LLC, a Florida limited liability company

By: Alico, Inc., a Florida corporation, its sole Member

By:	/s/ Clayton G. Wilson
CLAYTON G. WILSON, President & Chief Executive Officer

LENDER

RABO AGRIFINANCE, INC.

By:	/s/ Judy Cochran
JUDY COCHRAN
Assistant Vice President

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Sixth Amendment to Credit Agreement

EXHIBIT A

PRICING GRID

The Percentage Margin will be adjusted annually, on the first of each January, based upon the Borrower’s Debt Coverage Service Ratio for the immediately preceding fiscal year. Category 1 pricing will apply from the date hereof until January 1, 2015, at which time the pricing grid specified below will apply.

Debt Service Coverage Ratio	Percentage Margin	Default Rate
Category 1 ≥ 1.75x	1.95%	Category 3 Pricing + 5.00%
Category 2 ≥ 1.15x and < 1.75x	2.45%	Category 3 Pricing + 5.00%
Category 3 < 1.15x	2.95%	Category 3 Pricing + 5.00%

In the event of default, the Default Rate shall apply regardless of the level of the Debt Service Coverage Ratio. The Default Rate will be 5% in excess of Category 3 Pricing.

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Sixth Amendment to Credit Agreement